As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-189575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEXION U.S. FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2821 (Primary Standard Industrial Classification Code Number)	20-1362484 (I.R.S. Employer Identification No.)

180 East Broad Street

Columbus, Ohio 43215

(614) 225-4000

GUARANTORS LISTED ON SCHEDULE A HERETO

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas A. Johns, Esq.

Hexion U.S. Finance Corp.

180 East Broad Street

Columbus, Ohio 43215

(614) 225-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Huntington, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
Momentive Specialty Chemicals Inc.	New Jersey	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	13-0511250

Momentive Specialty Chemicals Investments Inc.	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	51-0370359

Borden Chemical Foundry, LLC	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	31-1766429

HSC Capital Corporation	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	76-0660306

Lawter International Inc.	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	36-1370818

Momentive International Inc.	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	20-2833048

Oilfield Technology Group, Inc.	Delaware	15115 Park Row, Ste. 160 Houston, TX 77984 (218) 646-2800	20-2873694

Momentive CI Holding Company (China) LLC	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	20-3907441

NL Coop Holdings LLC	Delaware	180 East Broad Street Columbus, Ohio 43215 (614) 225-4000	27-2090696

The primary standard industrial classification code number of each of the additional registrants is 3089.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-189575) of Hexion U.S. Finance Corp. is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrants Incorporated in Delaware

With respect to the registrants incorporated in Delaware, Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Momentive CI Holding Company (China) LLC, Borden Chemical Foundry, LLC and NL Coop Holdings LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims whatsoever. The limited liability company agreements for Momentive CI Holding Company (China) LLC, Borden Chemical Foundry, LLC and NL Coop Holdings LLC provide that each company shall, to the full extent permitted by applicable law, indemnify and hold harmless each member and each officer against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which such member or such officer shall be threatened by reason of its being a member or officer or while acting as a member or officer on behalf of the company or in its interest.

Momentive Specialty Chemicals Inc.

With respect to Momentive Specialty Chemicals Inc. (“MSC”), the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

MSC’s Restated Certificate of Incorporation provides that every person who is or was a director or an officer of the corporation shall be indemnified by the corporation to the fullest extent allowed by law, including the indemnification permitted by New Jersey Business Corporation Act §14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or an officer of or of serving or having served in any capacity with any other enterprise at the request of the corporation, whether or not that person is a director or an officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or an officer in connection with the proceeding, subject to the receipt by the corporation of an undertaking as required by law.

In addition, MSC has obtained liability insurance coverage for its directors and officers, which insures against liabilities that directors and officers may incur while acting in such capacities. These policies contain standard exclusions and endorsements.

Insurance

Each of the Registrants’ currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of this Registrant.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are attached hereto:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

2.1†	Transaction Agreement dated as of April 22, 2005 among RPP Holdings, Resolution Specialty Materials Holdings LLC, BHI Acquisition Corp., BHI Merger Sub One, BHI Merger Sub Two Inc. and Borden Chemical Inc.	S-1/A	333-124287	2.1	7/15/2005

2.2†	SOC Resins Master Sale Agreement dated July 10, 2000 among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.	S-4	333-57170	2.1	3/16/2001

2.3†	SPNV Resins Sale Agreement dated as of September 11, 2000 between Shell Petroleum N.V. and Shell Epoxy Resins Inc.	S-4	333-57170	2.2	3/16/2001

2.4	Assignment and Assumption Agreement dated November 13, 2000 between Shell Epoxy Resins Inc. and Shell Epoxy Resins LLC	S-4	333-57170	2.3	3/16/2001

2.5	Assignment and Assumption Agreement dated November 14, 2000 between Resin Acquisition, LLC and RPP Holdings LLC	S-4	333-57170	2.4	3/16/2001

3.1	Certificate of Incorporation of Hexion U.S. Finance Corp.	S-4/A	333-122826	3.1	12/28/2005

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

3.2	Bylaws of Hexion U.S. Finance Corp	S-4/A	333-122826	3.2	12/28/2005

3.3	Restated Certificate of Incorporation of Hexion Specialty Chemicals, Inc. dated as of July 18, 2006	S-4	333-135482	3.5	8/1/2006

3.4	Agreement of Combination with Momentive Performance Material Holdings Inc. on September 11, 2010	8-K	001-00071	99.1	9/13/2010

3.5	Certificate of Amendment to the Certificate of Incorporation, dated October 1, 2010 changing the name of the corporation to Momentive Specialty Chemicals Inc.	8-K	001-00071	3.1	10/1/2010

3.6	Amended and Restated Bylaws of Momentive Specialty Chemicals Inc.	10-K	001-00071	3.5	04/01/2013

3.7	Certificate of Incorporation of Borden Chemical Investments, Inc.	S-4/A	333-122826	3.9	12/28/2005

3.9	Bylaws of Borden Chemical Investments, Inc.	S-4/A	333-122826	3.10	12/28/2005

3.10	Certificate of Amendment of Certificate of Incorporation, dated November 16, 2010 changing the name of the corporation to Momentive Specialty Chemicals Investments Inc.	S-4	333-172943	3.11	3/18/2011

3.11	Certificate of Conversion of Borden Chemical Foundry, LLC	S-4	333-142173	3.9	4/17/2007

3.12	Certificate of Formation of Borden Chemical Foundry, LLC	S-4	333-142173	3.10	4/17/2007

3.13	Limited Liability Company Agreement of Borden Chemical Foundry, LLC	S-4	333-142173	3.11	4/17/2007

3.14	Certificate of Incorporation of HSC Capital Corporation	S-4/A	333-122826	3.13	12/28/2005

3.15	Bylaws of HSC Capital Corporation	S-4/A	333-122826	3.14	12/28/2005

3.16	Certificate of Incorporation of Lawter International Inc.	S-4/A	333-122826	3.15	12/28/2005

3.17	Bylaws of Lawter International Inc.	S-4/A	333-122826	3.16	12/28/2005

3.18	Certificate of Incorporation of Borden Chemical International, Inc.	S-4/A	333-122826	3.17	12/28/2005

3.19	Bylaws of Momentive International, Inc. dated March 5, 2013	S-4	333-189575	3.19	6/25/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

3.20	Certificate of Amendment of Certificate of Incorporation, dated February 2, 2011 changing the name of the corporation to Momentive International Inc.	S-4	333-172943	3.21	3/18/2011

3.21	Certificate of Incorporation of Oilfield Technology Group, Inc.	S-4/A	333-122826	3.23	12/28/2005

3.22	Bylaws of Oilfield Technology Group, Inc.	S-4/A	333-122826	3.24	12/28/2005

3.23	Certificate of Formation of Hexion CI Holding Company (China) LLC	S-4/A	333-122826	3.25	12/28/2005

3.24	Limited Liability Company Agreement of Hexion CI Holding Company (China) LLC	S-4/A	333-122826	3.26	12/28/2005

3.25	Certificate of Amendment to Certificate of Formation, dated November 16, 2010 changing the name of the company to Momentive CI Holding Company (China) LLC	S-4	333-172943	3.26	3/18/2011

3.26	Certificate of Formation of NL Coop Holdings LLC	S-4	333-172943	3.27	3/18/2011

3.27	Limited Liability Company Agreement of NL Coop Holdings LLC	S-4	333-172943	3.28	3/18/2011

4.1	Indenture, dated as of March 14, 2012, among Hexion U.S. Finance Corp., Momentive Specialty Chemicals Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, related to the $450,000,000 first-priority senior secured notes due 2020.	8-K	001-00071	4.1	3/20/2012

4.2	First Supplemental Indenture, dated as of January 31, 2013, among Hexion U.S. Finance Corp., Momentive Specialty Chemicals Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.	8-K	001-00071	4.1	2/6/2013

4.3	Form of Exchange Note (included as Exhibit A of Exhibit 4.1 of this Registration Statement)

4.4	Form of Indenture between Borden, Inc. and The First National Bank of Chicago, as Trustee, dated as of January 15, 1983, as supplemented by the First Supplemental Indenture dated as of March 31, 1986, and the Second Supplemental Indenture, dated as of June 26, 1996, relating to the $200,000,000 8 3/8% Sinking Fund Debentures due 2016	S-3	33-4381	(4)(a) and (b)

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

4.5	Form of Indenture between Borden, Inc. and The Bank of New York, as Trustee, dated as of December 15, 1987, as supplemented by the First Supplemental Indenture dated as of December 15, 1987, the Second Supplemental Indenture dated as of February 1, 1993 and the Third Supplemental Indenture dated as of June 26, 1996.	S-3	33-45770	4(a) thru 4(d)

4.6	Indenture dated as of November 3, 2006 among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Hexion Specialty Chemicals, Inc., the guarantors named therein and Wilmington Trust Company, as trustee, related to the $200,000,000 second-priority senior secured floating rate notes due 2014 and the $625,000,000 9 3/4% second-priority senior secured notes due 2014.	10-Q	001-00071	4.3	11/14/2006

4.7	Indenture, dated as of January 29, 2010, by and among Hexion Finance Escrow LLC, Hexion Escrow Corporation and Wilmington Trust FSB, as trustee.	8-K	001-00071	4.1	2/4/2010

4.8	Supplemental Indenture, dated as of January 29, 2010, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Wilmington Trust FSB, as trustee.	8-K	001-00071	4.2	2/4/2010

4.9	Supplemental Indenture, dated as of June 4, 2010, by and among NL COOP Holdings LLC, Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Wilmington Trust Company, as trustee.	8-K	001-00071	4.1	6/9/2010

4.10	Supplemental Indenture, dated as of June 4, 2010, by and among NL COOP Holdings LLC, Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Wilmington Trust FSB, as trustee.	8-K	001-00071	4.2	6/9/2010

4.11	Indenture, dated as of November 5, 2010, among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the Company, the guarantors named therein and Wilmington Trust Company, as trustee, related to the $574,016,000 9.0% second-priority senior secured floating rate notes due 2020.	8-K	001-00071	4.1	11/12/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

4.12	Second Supplemental indenture, dated as of January 14, 2013, among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Momentive Specialty Chemicals Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee, related to the additional $200,000,000 8.875% senior secured notes due 2018.	8-K	001-00071	4.1	1/18/2013

4.13	Second Supplemental Indenture, dated as of March 28, 2013, by and among Hexion U.S. Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee.	8-K	001-00071	4.1	4/3/2013

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP	S-4	333-189575	5.1	6/25/2013

5.2	Opinion of Connell Foley LLP					X

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP	S-4	333-189575	8.1	6/25/2013

10.1‡	BHI Acquisition Corp. 2004 Deferred Compensation Plan	10-Q	001-00071	10(iv)	11/15/2004

10.2‡	BHI Acquisition Corp. 2004 Stock Incentive Plan	10-Q	001-00071	10(v)	11/15/2004

10.3‡	Resolution Performance Products Inc. 2000 Stock Option Plan	S-4	333-57170	10.26	3/16/2001

10.4‡	Resolution Performance Products Inc. 2000 Non-Employee Directors Stock Option Plan	S-4	333-57170	10.27	3/16/2001

10.5‡	Amended and Restated Resolution Performance Products, Inc. Restricted Unit Plan, as amended and restated May 31, 2005	S-1/A	333-124287	10.34	9/19/2005

10.6‡	Form of Non-Qualified Stock Option Agreement between BHI Acquisition Corp. and certain optionees	S-4	333-122826	10.12	2/14/2005

10.7‡	Resolution Specialty Materials Inc. 2004 Stock Option Plan	S-1/A	333-124287	10.52	7/15/2005

10.8‡	Form of Nonqualified Stock Option Agreement for Resolution Specialty Materials Inc. 2004 Stock Option Plan	S-1/A	333-124287	10.53	7/15/2005

10.9‡	Form of Nonqualified Stock Option Agreement for Resolution Performance Products Inc. 2000 Stock Option Plan	S-1/A	333-124287	10.54	7/15/2005

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.10‡	Form of Nonqualified Stock Option Agreement for Resolution Performance Products Inc. 2000 Non-Employee Director Stock Option Plan	S-1/A	333-124287	10.55	7/15/2005

10.11‡	Hexion LLC 2007 Long-Term Incentive Plan dated April 30, 2007	10-Q	001-00071	10.1	8/14/2007

10.12	Amended and Restated Investor Rights Agreement dated as of May 31, 2005 between Hexion LLC, Hexion Specialty Chemicals, Inc. and the holders that are party thereto	S-1/A	333-124287	10.63	7/15/2005

10.13	Registration Rights Agreement dated as of May 31, 2005 between Hexion Specialty Chemicals, Inc. and Hexion LLC	S-1/A	333-124287	10.64	7/15/2005

10.14‡	Amended and Restated Executives’ Supplemental Pension Plan for Hexion Specialty Chemicals, Inc., dated as of September 7, 2005	8-K	001-00071	10	9/12/2005

10.15	Borden, Inc. Advisory Directors Plan dated 7/1/89	10-K	001-00071	10(viii)	7/1/1989

10.16‡	Hexion Specialty Chemicals, Inc. 2009 Leadership Long-Term Cash Incentive Plan	10-K	001-00071	10.21	3/11/2009

10.17‡	Hexion Specialty Chemicals, Inc. 2009 Incentive Compensation Plan	10-K	001-00071	10.25	3/11/2009

10.18‡	Hexion Specialty Chemicals, Inc. 2010 Incentive Compensation Plan	10-K	001-00071	10.2	3/9/2010

10.19‡	Amended and Restated Employment Agreement dated as of August 12, 2004 between Hexion Specialty Chemicals, Inc. and Craig O. Morrison	10-Q	001-00071	10(i)	11/15/2004

10.20‡	Amended and Restated Employment Agreement dated as of August 12, 2004 between Hexion Specialty Chemicals, Inc. and Joseph P. Bevilaqua	10-Q	001-00071	10(ii)	11/15/2004

10.21‡	Summary of Terms of Employment between Hexion Specialty Chemicals, Inc. and Joseph P. Bevilaqua dated August 10, 2008	10-K	001-00071	10.23	3/9/2010

10.22‡	International assignment agreement dated as of November 13, 2008 between Hexion Specialty Chemicals, Inc. and Joseph P. Bevilaqua	10-K	001-00071	10.28	3/11/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.23‡	Amended and Restated Employment Agreement dated as of August 12, 2004 between Hexion Specialty Chemicals, Inc. and William H. Carter	10-Q	001-00071	10(iii)	11/15/2004

10.24‡	Summary of Terms of Employment between Hexion Specialty Chemicals, Inc. and Judith A. Sonnett dated September 21, 2007	10-K	001-00071	10.29	3/9/2010

10.25‡	Addition of Terms of Employment between Hexion Specialty Chemicals, Inc. and Dale N. Plante, Supplement to August 2008 Promotional Employment Offer dated as of July 16, 2009	10-K	001-00071	10.27	2/28/2011

10.26‡	Momentive Specialty Chemicals Inc. Supplemental Executive Retirement Plan, dated as of December 31, 2011	8-K	001-00071	99.1	1/6/2012

10.27	Master Asset Conveyance and Facility Support Agreement, dated as of December 20, 2002, between Borden Chemical and Borden Chemicals and Plastics Operating Limited Partnership	10-K	001-00071	(10)(xxvi)	3/28/2003

10.28	Environmental Servitude Agreement, dated as of December 20, 2002, between Borden Chemical and Borden Chemicals and Plastics Operating Limited Partnership	10-K	001-00071	(10)(xxvii)	3/28/2003

10.29	Intellectual Property Transfer and License Agreement and Contribution Agreement dated as of November 14, 2000 between Shell Oil Company and Shell Epoxy Resins LLC	S-4	333-57170	10.13	3/16/2001

10.30	Intellectual Property Transfer and License Agreement and Contribution Agreement dated as of November 14, 2000 between Shell Internationale Research Maatschappij B.V. and Shell Epoxy Resins Research B.V	S-4	333-57170	10.14	3/16/2001

10.31	First Amended and Restated Deer Park Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2000 between Shell Chemical Company, for itself and as agent for Shell Oil Company, and Shell Epoxy Resins LLC	S-4	333-57170	10.19	3/16/2001

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.32	First Amended and Restated Pernis Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2000 between Resolution Europe B.V. (f/k/a Resolution Nederland B.V., f/k/a Shell Epoxy Resins Nederland B.V.) and Shell Nederland Raffinaderij B.V.	S-4	333-57170	10.21	3/16/2001

10.33	First Amended and Restated Pernis Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2000 between Resolution Europe B.V. (f/k/a Resolution Nederland B.V., f/k/a Shell Epoxy Resins Nederland B.V.) and Shell Nederland Chemie B.V.	S-4	333-57170	10.22	3/16/2001

10.34†	Second Amended and Restated Norco Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2004 between Shell Chemical L.P. and Resolution Performance Products LLC.	10-K	001-00071	10.45	3/22/2007

10.35	Deer Park Ground Lease and Grant of Easements dated as of November 1, 2000 between Shell Oil Company and Shell Epoxy Resins LLC	S-4	333-57170	10.23	3/16/2001

10.36	Norco Ground Lease and Grant of Servitudes dated as of November 1, 2000 between Shell Oil Company and Shell Epoxy Resins LLC	S-4	333-57170	10.24	3/16/2001

10.37	Amended and Restated Agreement of Sub-Lease (Pernis) dated as of November 1, 2000 between Resolution Europe B.V. (f/k/a Resolution Nederland B.V., f/k/a Shell Epoxy Resins Nederland B.V.) and Shell Nederland Raffinaderij B.V.	S-4	333-57170	10.25	3/16/2001

10.38	Amended and Restated Management Consulting Agreement dated as of May 31, 2005 between Borden Chemical, Inc. and Apollo Management V, L.P.	S-1/A	333-124287	10.66	7/15/2005

10.39	Intercreditor Agreement dated as of November 3, 2006 among Hexion Specialty Chemicals, Inc., Hexion LLC, the subsidiary parties thereto, Wilmington Trust Company as trustee and JPMorgan Chase Bank, N.A. as intercreditor agent	10-Q	001-00071	10.1	11/14/2006

10.40	Registration Rights Agreement dated as of November 3, 2006 among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance ULC, Hexion Specialty Chemicals, Inc. and subsidiary parties thereto and Credit Suisse Securities (USA) LLC and JPMorgan Securities, Inc. as initial purchasers.	10-Q	001-00071	10.2	11/14/2006

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.41	Collateral Agreement dated as of November 3, 2006 among Hexion Specialty Chemicals, Inc. and subsidiary parties thereto, and Wilmington Trust Company, as Collateral Agent.	10-K	001-00071	10.57	3/11/2009

10.42	Second Amended and Restated Collateral Agreement dated as of November 3, 2006 among Hexion LLC, Hexion Specialty Chemicals, Inc. and subsidiary parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.	10-K	001-00071	10.58	3/11/2009

10.43	Second Amended and Restated Credit Agreement with exhibits and schedules dated as of November 3, 2006 among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent, Credit Suisse, as Syndication Agent and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners.	10-Q	001-00071	10.1	8/13/2009

10.44	Incremental Facility Amendment and Amendment No. 1 with exhibits and schedules to the Second Amended and Restated Credit Agreement dated as of June 15, 2007 among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent	10-Q	001-00071	10.2	8/13/2009

10.45	Second Incremental Facility Amendment with exhibits and schedules to the Second Amended and Restated Credit Agreement dated as of August 7, 2007 among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent	10-Q	001-00071	10.3	8/13/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.46	Settlement Agreement and Release, dated December 14, 2008, among Huntsman Corporation, Jon M. Huntsman, Peter R. Huntsman, Hexion Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub, Inc., Craig O. Morrison, Leon Black, Joshua J. Harris and Apollo Global Management, LLC and certain of its affiliates	8-K	001-00071	10.1	12/15/2008

10.47	Commitment Letter dated as of March 3, 2009 among the Hexion Specialty Chemicals, Inc., Hexion LLC, Euro VI (BC) S.a.r.l., Euro V (BC) S.a.r.l. and AAA Co-Invest VI (EHS-BC) S.a.r.l.	8-K	001-00071	10.1	3/3/2009

10.48	Credit Agreement with exhibits and schedules dated as of March 3, 2009 among Hexion Specialty Chemicals, Inc., Borden Luxembourg S.a.r.l., Euro V (BC) S.a.r.l., Euro VI (BC) S.a.r.l. and AAA Co-Invest VI (EHS-BC) S.a.r.l.	10-Q	001-00071	10.4	8/13/2009

10.49	Indemnification Agreement dated as of March 3, 2009 among Apollo Management, L.P. and subsidiary parties thereto, Hexion LLC, Hexion Specialty Chemicals, Inc. and Nimbus Merger Sub Inc.	8-K	001-00071	10.3	3/3/2009

10.50	Amendment Agreement to Credit Agreement, dated as of January 25, 2010, among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the Subsidiary Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.	8-K/A	001-00071	10.1	2/4/2010

10.51	Registration Rights Agreement, dated as of January 29, 2010, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.	8-K	001-00071	4.3	2/4/2010

10.52	Third Amended and Restated Credit Agreement, dated as of January 29, 2010, among Hexion LLC, Hexion Specialty Chemicals, Inc., each subsidiary of Hexion Specialty Chemicals, Inc. from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.	8-K/A	001-00071	10.1	2/4/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.53	Intercreditor Agreement, dated as of January 29, 2010, by and among JPMorgan Chase Bank, as intercreditor agent, Wilmington Trust FSB, as trustee and collateral agent, Hexion LLC, Hexion Specialty Chemicals, Inc. and certain subsidiaries.	8-K/A	001-00071	10.1	2/4/2010

10.54	Joinder and Supplement to Intercreditor Agreement dated January 29, 2010, by and among Wilmington Trust FSB, as trustee under the Indenture, JPMorgan Chase Bank, as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent and as second-priority agent, Hexion LLC, Hexion Specialty Chemicals, Inc. and each subsidiary of Hexion Specialty Chemicals, Inc. from time to time party thereto.	8-K	001-00071	10.3	2/4/2010

10.55	Notes Collateral Agreement dated and effective as of January 29, 2010, among Hexion Specialty Chemicals, Inc., each Subsidiary Party thereto and Wilmington Trust FSB, as collateral agent.	8-K	001-00071	10.4	2/4/2010

10.56	SUPPLEMENT dated as of June 4, 2010, to the U.S. Guarantee Agreement dated as of May 31, 2005, among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Domestic Subsidiary Loan Party party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined therein).	8-K	001-00071	10.1	6/9/2010

10.57	SUPPLEMENT dated as of June 4, 2010, to the Foreign Guarantee Agreement dated as of May 31, 2005, among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Foreign Subsidiary Loan Party party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined therein).	8-K	001-00071	10.2	6/9/2010

10.58	SUPPLEMENT dated as of June 4, 2010, to the Third Amended and Restated Collateral Agreement dated as of January 29, 2010, among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative (in such capacity, the “Applicable First Lien Representative”) for the Secured Parties (as defined therein).	8-K	001-00071	10.3	6/9/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.59	SUPPLEMENT dated as of June 4, 2010, to the Collateral Agreement dated as of January 29, 2010, among HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and WILMINGTON TRUST FSB, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).	8-K	001-00071	10.4	6/9/2010

10.60	SUPPLEMENT dated as of June 4, 2010, to the Collateral Agreement dated as of November 3, 2006, among HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and WILMINGTON TRUST COMPANY, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).	8-K	001-00071	10.5	6/9/2010

10.61	Registration Rights Agreement dated as of November 5, 2010 among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance ULC, the Company and subsidiary parties thereto and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., UBS Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., BMO Capital Markets Corp and JPMorgan Securities LLC, as initial purchasers.	8-K	001-00071	4.2	11/12/2010

10.62	Registration Rights Agreement, dated November 5, 2010, among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the Guarantors, including the Company, and Euro VI (BC) S.a r.l.	8-K	001-00071	4.3	11/12/2010

10.63	Third Joinder and Supplement to Intercreditor Agreement, dated as of November 5, 2010, by and among JPMorgan Chase Bank, as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent, Hexion LLC, the Company and certain of its subsidiaries.	8-K	001-00071	10.1	11/12/2010

10.64	Joinder and Supplement to Collateral Agreement dated November 5, 2010 among the Company and subsidiary parties thereto, and Wilmington Trust Company, as trustee and collateral agent.	8-K	001-00071	10.2	11/12/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.65	Supplement, dated as of December 15, 2010 to the Foreign Guarantee Agreement, dated as of May 31, 2005 among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., each Foreign Subsidiary Loan Party party thereto and JP Morgan Chase Bank, as administrative agent for the Lenders.	8-K	001-00071	10.1	12/15/2010

10.66	Shared Services agreement, dated as of October 1, 2010, by and among Hexion Specialty Chemicals, Inc. and Momentive Performance Materials Inc., and the other Persons party thereto	10-K	001-00071	10.68	2/28/2011

10.67	Purchase and Sale Agreement, dated November 30, 2010, by and between Momentive Specialty Chemicals Inc. and Harima Chemicals, Inc.	8-K	001-00071	2.01	2/4/2011

10.68‡	Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan	S-4	333-172943	10.69	3/18/2011

10.69‡	Form of Restricted Deferred Unit Award Agreement of Momentive Performance Materials Holdings LLC	S-4	333-172943	10.7	3/18/2011

10.70‡	Form of Unit Option Agreement of Momentive Performance Materials Holdings LLC	S-4	333-172943	10.71	3/18/2011

10.71‡	Form of Director Unit Option Agreement of Momentive Performance Materials Holdings LLC	S-4	333-172943	10.72	3/18/2011

10.72‡	Management Investor Rights Agreement, dated as of February 23, 2011 by and among Momentive Performance Materials Holdings LLC and the Holders	S-4	333-172943	10.73	3/18/2011

10.73	Amended and Restated Shared Services Agreement dated March 17, 2011 by and among Momentive Performance Materials Inc., its subsidiaries, and Momentive Specialty Chemicals Inc.	8-K	001-00071	10.1	3/17/2011

10.74	Master Confidentiality and Joint Development Agreement entered into on March 17, 2011 by and between Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc.	8-K	001-00071	10.2	3/17/2011

10.75‡	Momentive Performance Materials Holdings LLC 2011 Incentive Compensation Plan	10-Q	001-00071	10.1	5/13/2011

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.76	Amendment Two to Second Amended and Restated Norco Site Services, Utilities, Materials and Facilities Agreement dated January 1, 2011 between Shell Chemical L.P. and Momentive Specialty Chemicals Inc.	10-Q	001-00071	10.2	5/13/2011

10.77	Third Incremental Facility Amendment, dated as of May 18, 2011, by and among Momentive Specialty Chemicals Inc., the other borrowers named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.	8-K	001-00071	10.1	5/23/2011

10.78	Registration Rights Agreement, dated as March 14, 2012, by and among Hexion U.S. Finance Corp., Momentive Specialty Chemicals Inc., the other guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers.	8-K	001-00071	4.2	3/20/2012

10.79	Incremental Assumption Agreement, dated as of March 14, 2012, among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., Momentive Specialty Chemicals Canada Inc., Momentive Specialty Chemicals B.V., Borden Chemical UK Limited, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.	8-K	001-00071	10.1	3/20/2012

10.80	First Lien Intercreditor Agreement, dated as of March 14, 2012, among JPMorgan Chase Bank N.A., as collateral agent and administrative agent, Wilmington Trust, National Association, as initial other authorized representative, and each additional authorized representative from time to time party thereto.	8-K	001-00071	10.2	3/20/2012

10.81	Joinder and Supplement to Intercreditor Agreement dated, January 29, 2010, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank N.A., as intercreditor agent, Wilmington Trust, National Association, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and each subsidiary of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.4	3/20/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.82	Fourth Joinder and Supplement to Intercreditor Agreement, dated as of March 14, 2013, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank N.A., as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and each subsidiary of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.5	3/20/2012

10.83‡	Momentive Performance Materials Holdings LLC 2012 Incentive Compensation Plan	10-Q	001-00071	10.1	5/8/2012

10.84‡	First Amended Resolution Specialty Materials Inc. 2004 Stock Option Plan	10-Q	001-00071	10.1	11/13/2012

10.85‡	First Amended Hexion LLC 2007 Long-Term Incentive Plan	10-Q	001-00071	10.2	11/13/2012

10.86	Registration Rights Agreement, dated as January 14, 2013, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Momentive Specialty Chemicals Inc., the other guarantors party thereto and Credit Suisse Securities (USA) LLC	8-K	001-00071	4.2	1/18/2013

10.87	Amendment to Third Amended and Restated Credit Agreement, dated as of January 14, 2013, among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., Momentive Specialty Chemicals Canada Inc., Momentive Specialty Chemicals B.V., Momentive Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto from time to time, JPMorgan Chase Bank N.A., as administrative agent for the lenders and the other parties named therein.	8-K	001-00071	10.1	1/18/2013

10.88	Fifth Joinder and Supplement to Intercreditor Agreement, dated January 14, 2013, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank N.A., as intercreditor agent, Wilmington Trust, National Association, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and each subsidiary of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.2	1/18/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.89	Asset-Based Revolving Credit Agreement, dated as of March 28, 2013, by and among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., as U.S. borrower, Momentive Specialty Chemicals Canada Inc., as Canadian borrower, Momentive Specialty Chemicals B.V., as Dutch borrower, Momentive Specialty Chemicals UK Limited and Borden Chemical UK Limited, as U.K. borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and initial issuing bank.	8-K	001-00071	10.1	4/3/2013

10.90	ABL Intercreditor Agreement, dated as of March 28, 2013, by and among JPMorgan Chase Bank, N.A., as the ABL facility collateral agent, Wilmington Trust, National Association, as applicable first-lien agent and first-lien collateral agent, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.2	4/3/2013

10.91	Collateral Agreement, dated as of March 28, 2013, by and among Momentive Specialty Chemicals Inc., subsidiaries of Momentive Specialty Chemicals Inc. party thereto and JPMorgan Chase Bank, N.A. as collateral agent.	8-K	001-00071	10.3	4/3/2013

10.92	Collateral Agreement, dated as of March 28, 2013, by and among Momentive Specialty Chemicals Inc., subsidiaries of Momentive Specialty Chemicals Inc. party thereto and Wilmington Trust, National Association, as collateral agent.	8-K	001-00071	10.4	4/3/2013

10.93	Third Joinder and Supplement to 1.5 Lien Intercreditor Agreement, dated as of March 28, 2013, by and among JPMorgan Chase Bank, N.A., as ABL credit agreement agent, former intercreditor agent and new intercreditor agent, Wilmington Trust, National Association, as 1.5 lien trustee, Wilmington Trust, National Association, as first lien trustee, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.5	4/3/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.94	Joinder and Supplement to Second Lien Intercreditor Agreement, dated as of March 28, 2013, among JPMorgan Chase Bank, N.A., as ABL credit agreement agent, former intercreditor agent and new intercreditor agent, Wilmington Trust Company, as second-lien trustee, Wilmington Trust, National Association, as 1.5 lien trustee, Wilmington Trust, National Association, as first lien trustee, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.6	4/3/2013

10.95	Amendment No. 1 to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan	8-K	001-00071	10.1	3/6/2013

10.96	Form of Restricted Deferred Unit Agreement of Momentive Performance Materials Holdings LLC	8-K	001-00071	10.2	3/6/2013

10.97	Form of Unit Option Agreement of Momentive Performance Materials Holdings LLC	8-K	001-00071	10.3	3/6/2013

10.98‡	Momentive Performance Materials Holdings LLC 2013 Incentive Compensation Plan	10-K	001-00071	10.91	4/1/2013

10.99‡	Momentive Performance Materials Holdings LLC 2012 Long-Term Cash Incentive Plan	10-K	001-00071	10.92	4/1/2013

10.100‡	Special recognition bonus letter to Dale Plante dated November 15, 2011	10-K	001-00071	10.94	4/1/2013

12.1	Statement regarding Computation of Ratios	S-4	333-189575	12.1	6/25/2013

18.1	Letter from PricewaterhouseCoopers, dated February 28, 2011 regarding preferability of a change in accounting principle	10-K	001-00071	18.1	2/28/2011

21.1	List of Subsidiaries of Momentive Specialty Chemicals Inc.	10-K	001-00071	21.1	4/1/2013

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm					X

23.2	Consent of Paul, Weiss, Rifkind, Wharton and Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)	S-4	333-189575	5.1/8.1	6/25/2013

23.3	Consent of Connell Foley LLP (included in Exhibit 5.2 to this Registration Statement)					X

24.1	Powers of Attorney of the Directors and Officers of the Registrants (included in signature pages)	S-4	333-189575	24.1	6/25/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

25.1	Form T-1 (Wilmington Trust, National Association)	S-4	333-189575	25.1	6/25/2013

99.1	Form of Letter of Transmittal	S-4	333-189575	99.1	6/25/2013

99.2	Form of Notice of Guaranteed Delivery	S-4	333-189575	99.2	6/25/2013

99.3	Form of Letter to Brokers	S-4	333-189575	99.3	6/25/2013

99.4	Form of Letter to Clients	S-4	333-189575	99.4	6/25/2013

101.INS*	XBRL Instance Document	S-4	333-189575	101.INS	6/25/2013

101.SCH*	XBRL Schema Document	S-4	333-189575	101.SCH	6/25/2013

101.CAL*	XBRL Calculation Linkbase Document	S-4	333-189575	101.CAL	6/25/2013

101.LAB*	XBRL Label Linkbase Document	S-4	333-189575	101.LAB	6/25/2013

101.PRE*	XBRL Presentation Linkbase Document	S-4	333-189575	101.PRE	6/25/2013

101.DEF*	XBRL Definition Linkbase Document	S-4	333-189575	101.DEF	6/25/2013

*	Attached as Exhibit 101 to this report are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulation S-T that the interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”

ITEM 22.	UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

iv. Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

HEXION U.S. FINANCE CORP.

By:	*
	Name:	William H. Carter
	Title:	Chief Financial Officer and Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Craig O. Morrison	Director	August 2, 2013

* William H. Carter	Chief Financial Officer and Vice President (Principal Executive Officer, Principal Financial and Principal Accounting Officer)	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus Ohio, on August 2, 2013.

MOMENTIVE SPECIALTY CHEMICALS INC.

By:	*
	Name:	William H. Carter
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Craig O. Morrison	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 2, 2013

* William H. Carter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 2, 2013

* David B. Sambur	Director	August 2, 2013

* Robert V. Seminara	Director	August 2, 2013

* Jordan C. Zaken	Director	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

MOMENTIVE SPECIALTY CHEMICALS INVESTMENTS INC.

By:	*
	Name:	William H. Carter
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George F. Knight	Vice President and Treasurer (Principal Financial and Principal Accounting Officer)	August 2, 2013

* William H. Carter	Director and President (Principal Executive Officer)	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

BORDEN CHEMICAL FOUNDRY, LLC

By:	*
	Name:	William H. Carter
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Craig O. Morrison	Manager	August 2, 2013

* William H. Carter	Manager and Vice President (Principal Executive Officer, Principal Financial and Principal Accounting Officer)	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

HSC CAPITAL CORPORATION

By:	*
	Name:	William H. Carter
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Craig O. Morrison	Director	August 2, 2013

* William H. Carter	Director and President (Principal Executive Officer, Principal Financial and Principal Accounting Officer)	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

LAWTER INTERNATIONAL INC.

By:	*
	Name:	William H. Carter
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William H. Carter	Director and President (Principal Executive Officer)	August 2, 2013

* George F. Knight	Vice President and Treasurer (Principal Financial and Principal Accounting Officer)	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

MOMENTIVE INTERNATIONAL INC.

By:	*
	Name:	William H. Carter
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ WILLIAM H. CARTER William H. Carter	Director and President (Principal Executive Officer, Principal Financial and Principal Accounting Officer)	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

OILFIELD TECHNOLOGY GROUP, INC.

By:	*
	Name:	William H. Carter
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William H. Carter	Vice President (Principal Executive Officer, Principal Financial and Principal Accounting Officer)	August 2, 2013

* George F. Knight	Vice President and Treasurer (Principal Financial and Principal Accounting Officer)	August 2, 2013

* Craig O. Morrison	Director	August 2, 2013

* Joseph P. Bevilaqua	Director	August 2, 2013

* Jerry F. Borges	Director	August 2, 2013

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

MOMENTIVE CI HOLDING COMPANY (CHINA) LLC

By:	*
	Name:	William H. Carter
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William H. Carter	President (Principal Executive Officer)	August 2, 2013

* George F. Knight	Vice President and Treasurer (Principal Financial and Principal Accounting Officer)	August 2, 2013

LAWTER INTERNATIONAL INC.	Sole Managing Member	August 2, 2013

By:	*
	Name:	Ellen German Berndt
	Title:	Vice President and Secretary

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on August 2, 2013.

NL COOP HOLDINGS, LLC

By:	*
	Name:	William H. Carter
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William H. Carter	President (Principal Executive Officer)	August 2, 2013

* George F. Knight	Vice President and Treasurer (Principal Financial and Principal Accounting Officer)	August 2, 2013

MOMENTIVE SPECIALTY CHEMICALS INC.	Sole Managing Member	August 2, 2013

By:	*
	Name:	Ellen German Berndt
	Title:	Vice President and Secretary

*By:	/S/ DOUGLAS A. JOHNS
Douglas A. Johns
Attorney-in-Fact

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

2.1†	Transaction Agreement dated as of April 22, 2005 among RPP Holdings, Resolution Specialty Materials Holdings LLC, BHI Acquisition Corp., BHI Merger Sub One, BHI Merger Sub Two Inc. and Borden Chemical Inc.	S-1/A	333-124287	2.1	7/15/2005

2.2†	SOC Resins Master Sale Agreement dated July 10, 2000 among Shell Oil Company, Resin Acquisition, LLC and Shell Epoxy Resins Inc.	S-4	333-57170	2.1	3/16/2001

2.3†	SPNV Resins Sale Agreement dated as of September 11, 2000 between Shell Petroleum N.V. and Shell Epoxy Resins Inc.	S-4	333-57170	2.2	3/16/2001

2.4	Assignment and Assumption Agreement dated November 13, 2000 between Shell Epoxy Resins Inc. and Shell Epoxy Resins LLC	S-4	333-57170	2.3	3/16/2001

2.5	Assignment and Assumption Agreement dated November 14, 2000 between Resin Acquisition, LLC and RPP Holdings LLC	S-4	333-57170	2.4	3/16/2001

3.1	Certificate of Incorporation of Hexion U.S. Finance Corp.	S-4/A	333-122826	3.1	12/28/2005

3.2	Bylaws of Hexion U.S. Finance Corp	S-4/A	333-122826	3.2	12/28/2005

3.3	Restated Certificate of Incorporation of Hexion Specialty Chemicals, Inc. dated as of July 18, 2006	S-4	333-135482	3.5	8/1/2006

3.4	Agreement of Combination with Momentive Performance Material Holdings Inc. on September 11, 2010	8-K	001-00071	99.1	9/13/2010

3.5	Certificate of Amendment to the Certificate of Incorporation, dated October 1, 2010 changing the name of the corporation to Momentive Specialty Chemicals Inc.	8-K	001-00071	3.1	10/1/2010

3.6	Amended and Restated Bylaws of Momentive Specialty Chemicals Inc.	10-K	001-00071	3.5	04/01/2013

3.7	Certificate of Incorporation of Borden Chemical Investments, Inc.	S-4/A	333-122826	3.9	12/28/2005

3.9	Bylaws of Borden Chemical Investments, Inc.	S-4/A	333-122826	3.10	12/28/2005

3.10	Certificate of Amendment of Certificate of Incorporation, dated November 16, 2010 changing the name of the corporation to Momentive Specialty Chemicals Investments Inc.	S-4	333-172943	3.11	3/18/2011

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

3.11	Certificate of Conversion of Borden Chemical Foundry, LLC	S-4	333-142173	3.9	4/17/2007

3.12	Certificate of Formation of Borden Chemical Foundry, LLC	S-4	333-142173	3.10	4/17/2007

3.13	Limited Liability Company Agreement of Borden Chemical Foundry, LLC	S-4	333-142173	3.11	4/17/2007

3.14	Certificate of Incorporation of HSC Capital Corporation	S-4/A	333-122826	3.13	12/28/2005

3.15	Bylaws of HSC Capital Corporation	S-4/A	333-122826	3.14	12/28/2005

3.16	Certificate of Incorporation of Lawter International Inc.	S-4/A	333-122826	3.15	12/28/2005

3.17	Bylaws of Lawter International Inc.	S-4/A	333-122826	3.16	12/28/2005

3.18	Certificate of Incorporation of Borden Chemical International, Inc.	S-4/A	333-122826	3.17	12/28/2005

3.19	Bylaws of Momentive International, Inc. dated March 5, 2013	S-4	333-189575	3.19	6/25/2013

3.20	Certificate of Amendment of Certificate of Incorporation, dated February 2, 2011 changing the name of the corporation to Momentive International Inc.	S-4	333-172943	3.21	3/18/2011

3.21	Certificate of Incorporation of Oilfield Technology Group, Inc.	S-4/A	333-122826	3.23	12/28/2005

3.22	Bylaws of Oilfield Technology Group, Inc.	S-4/A	333-122826	3.24	12/28/2005

3.23	Certificate of Formation of Hexion CI Holding Company (China) LLC	S-4/A	333-122826	3.25	12/28/2005

3.24	Limited Liability Company Agreement of Hexion CI Holding Company (China) LLC	S-4/A	333-122826	3.26	12/28/2005

3.25	Certificate of Amendment to Certificate of Formation, dated November 16, 2010 changing the name of the company to Momentive CI Holding Company (China) LLC	S-4	333-172943	3.26	3/18/2011

3.26	Certificate of Formation of NL Coop Holdings LLC	S-4	333-172943	3.27	3/18/2011

3.27	Limited Liability Company Agreement of NL Coop Holdings LLC	S-4	333-172943	3.28	3/18/2011

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Indenture, dated as of March 14, 2012, among Hexion U.S. Finance Corp., Momentive Specialty Chemicals Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, related to the $450,000,000 first-priority senior secured notes due 2020.	8-K	001-00071	4.1	3/20/2012

4.2	First Supplemental Indenture, dated as of January 31, 2013, among Hexion U.S. Finance Corp., Momentive Specialty Chemicals Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.	8-K	001-00071	4.1	2/6/2013

4.3	Form of Exchange Note (included as Exhibit A of Exhibit 4.1 of this Registration Statement)

4.4	Form of Indenture between Borden, Inc. and The First National Bank of Chicago, as Trustee, dated as of January 15, 1983, as supplemented by the First Supplemental Indenture dated as of March 31, 1986, and the Second Supplemental Indenture, dated as of June 26, 1996, relating to the $200,000,000 8 3/8% Sinking Fund Debentures due 2016	S-3	33-4381	(4)(a) and (b)

4.5	Form of Indenture between Borden, Inc. and The Bank of New York, as Trustee, dated as of December 15, 1987, as supplemented by the First Supplemental Indenture dated as of December 15, 1987, the Second Supplemental Indenture dated as of February 1, 1993 and the Third Supplemental Indenture dated as of June 26, 1996.	S-3	33-45770	4(a) thru 4(d)

4.6	Indenture dated as of November 3, 2006 among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Hexion Specialty Chemicals, Inc., the guarantors named therein and Wilmington Trust Company, as trustee, related to the $200,000,000 second-priority senior secured floating rate notes due 2014 and the $625,000,000 9 3/4% second-priority senior secured notes due 2014.	10-Q	001-00071	4.3	11/14/2006

4.7	Indenture, dated as of January 29, 2010, by and among Hexion Finance Escrow LLC, Hexion Escrow Corporation and Wilmington Trust FSB, as trustee.	8-K	001-00071	4.1	2/4/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

4.8	Supplemental Indenture, dated as of January 29, 2010, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Wilmington Trust FSB, as trustee.	8-K	001-00071	4.2	2/4/2010

4.9	Supplemental Indenture, dated as of June 4, 2010, by and among NL COOP Holdings LLC, Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Wilmington Trust Company, as trustee.	8-K	001-00071	4.1	6/9/2010

4.10	Supplemental Indenture, dated as of June 4, 2010, by and among NL COOP Holdings LLC, Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Wilmington Trust FSB, as trustee.	8-K	001-00071	4.2	6/9/2010

4.11	Indenture, dated as of November 5, 2010, among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the Company, the guarantors named therein and Wilmington Trust Company, as trustee, related to the $574,016,000 9.0% second-priority senior secured floating rate notes due 2020.	8-K	001-00071	4.1	11/12/2010

4.12	Second Supplemental indenture, dated as of January 14, 2013, among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Momentive Specialty Chemicals Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee, related to the additional $200,000,000 8.875% senior secured notes due 2018.	8-K	001-00071	4.1	1/18/2013

4.13	Second Supplemental Indenture, dated as of March 28, 2013, by and among Hexion U.S. Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee.	8-K	001-00071	4.1	4/3/2013

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP	S-4	333-189575	5.1	6/25/2013

5.2	Opinion of Connell Foley LLP					X

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP	S-4	333-189575	8.1	6/25/2013

10.1‡	BHI Acquisition Corp. 2004 Deferred Compensation Plan	10-Q	001-00071	10(iv)	11/15/2004

10.2‡	BHI Acquisition Corp. 2004 Stock Incentive Plan	10-Q	001-00071	10(v)	11/15/2004

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.3‡	Resolution Performance Products Inc. 2000 Stock Option Plan	S-4	333-57170	10.26	3/16/2001

10.4‡	Resolution Performance Products Inc. 2000 Non-Employee Directors Stock Option Plan	S-4	333-57170	10.27	3/16/2001

10.5‡	Amended and Restated Resolution Performance Products, Inc. Restricted Unit Plan, as amended and restated May 31, 2005	S-1/A	333-124287	10.34	9/19/2005

10.6‡	Form of Non-Qualified Stock Option Agreement between BHI Acquisition Corp. and certain optionees	S-4	333-122826	10.12	2/14/2005

10.7‡	Resolution Specialty Materials Inc. 2004 Stock Option Plan	S-1/A	333-124287	10.52	7/15/2005

10.8‡	Form of Nonqualified Stock Option Agreement for Resolution Specialty Materials Inc. 2004 Stock Option Plan	S-1/A	333-124287	10.53	7/15/2005

10.9‡	Form of Nonqualified Stock Option Agreement for Resolution Performance Products Inc. 2000 Stock Option Plan	S-1/A	333-124287	10.54	7/15/2005

10.10‡	Form of Nonqualified Stock Option Agreement for Resolution Performance Products Inc. 2000 Non-Employee Director Stock Option Plan	S-1/A	333-124287	10.55	7/15/2005

10.11‡	Hexion LLC 2007 Long-Term Incentive Plan dated April 30, 2007	10-Q	001-00071	10.1	8/14/2007

10.12	Amended and Restated Investor Rights Agreement dated as of May 31, 2005 between Hexion LLC, Hexion Specialty Chemicals, Inc. and the holders that are party thereto	S-1/A	333-124287	10.63	7/15/2005

10.13	Registration Rights Agreement dated as of May 31, 2005 between Hexion Specialty Chemicals, Inc. and Hexion LLC	S-1/A	333-124287	10.64	7/15/2005

10.14‡	Amended and Restated Executives’ Supplemental Pension Plan for Hexion Specialty Chemicals, Inc., dated as of September 7, 2005	8-K	001-00071	10	9/12/2005

10.15	Borden, Inc. Advisory Directors Plan dated 7/1/89	10-K	001-00071	10(viii)	7/1/1989

10.16‡	Hexion Specialty Chemicals, Inc. 2009 Leadership Long-Term Cash Incentive Plan	10-K	001-00071	10.21	3/11/2009

10.17‡	Hexion Specialty Chemicals, Inc. 2009 Incentive Compensation Plan	10-K	001-00071	10.25	3/11/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.18‡	Hexion Specialty Chemicals, Inc. 2010 Incentive Compensation Plan	10-K	001-00071	10.2	3/9/2010

10.19‡	Amended and Restated Employment Agreement dated as of August 12, 2004 between Hexion Specialty Chemicals, Inc. and Craig O. Morrison	10-Q	001-00071	10(i)	11/15/2004

10.20‡	Amended and Restated Employment Agreement dated as of August 12, 2004 between Hexion Specialty Chemicals, Inc. and Joseph P. Bevilaqua	10-Q	001-00071	10(ii)	11/15/2004

10.21‡	Summary of Terms of Employment between Hexion Specialty Chemicals, Inc. and Joseph P. Bevilaqua dated August 10, 2008	10-K	001-00071	10.23	3/9/2010

10.22‡	International assignment agreement dated as of November 13, 2008 between Hexion Specialty Chemicals, Inc. and Joseph P. Bevilaqua	10-K	001-00071	10.28	3/11/2009

10.23‡	Amended and Restated Employment Agreement dated as of August 12, 2004 between Hexion Specialty Chemicals, Inc. and William H. Carter	10-Q	001-00071	10(iii)	11/15/2004

10.24‡	Summary of Terms of Employment between Hexion Specialty Chemicals, Inc. and Judith A. Sonnett dated September 21, 2007	10-K	001-00071	10.29	3/9/2010

10.25‡	Addition of Terms of Employment between Hexion Specialty Chemicals, Inc. and Dale N. Plante, Supplement to August 2008 Promotional Employment Offer dated as of July 16, 2009	10-K	001-00071	10.27	2/28/2011

10.26‡	Momentive Specialty Chemicals Inc. Supplemental Executive Retirement Plan, dated as of December 31, 2011	8-K	001-00071	99.1	1/6/2012

10.27	Master Asset Conveyance and Facility Support Agreement, dated as of December 20, 2002, between Borden Chemical and Borden Chemicals and Plastics Operating Limited Partnership	10-K	001-00071	(10)(xxvi)	3/28/2003

10.28	Environmental Servitude Agreement, dated as of December 20, 2002, between Borden Chemical and Borden Chemicals and Plastics Operating Limited Partnership	10-K	001-00071	(10)(xxvii)	3/28/2003

10.29	Intellectual Property Transfer and License Agreement and Contribution Agreement dated as of November 14, 2000 between Shell Oil Company and Shell Epoxy Resins LLC	S-4	333-57170	10.13	3/16/2001

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.30	Intellectual Property Transfer and License Agreement and Contribution Agreement dated as of November 14, 2000 between Shell Internationale Research Maatschappij B.V. and Shell Epoxy Resins Research B.V	S-4	333-57170	10.14	3/16/2001

10.31	First Amended and Restated Deer Park Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2000 between Shell Chemical Company, for itself and as agent for Shell Oil Company, and Shell Epoxy Resins LLC	S-4	333-57170	10.19	3/16/2001

10.32	First Amended and Restated Pernis Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2000 between Resolution Europe B.V. (f/k/a Resolution Nederland B.V., f/k/a Shell Epoxy Resins Nederland B.V.) and Shell Nederland Raffinaderij B.V.	S-4	333-57170	10.21	3/16/2001

10.33	First Amended and Restated Pernis Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2000 between Resolution Europe B.V. (f/k/a Resolution Nederland B.V., f/k/a Shell Epoxy Resins Nederland B.V.) and Shell Nederland Chemie B.V.	S-4	333-57170	10.22	3/16/2001

10.34†	Second Amended and Restated Norco Site Services, Utilities, Materials and Facilities Agreement dated November 1, 2004 between Shell Chemical L.P. and Resolution Performance Products LLC.	10-K	001-00071	10.45	3/22/2007

10.35	Deer Park Ground Lease and Grant of Easements dated as of November 1, 2000 between Shell Oil Company and Shell Epoxy Resins LLC	S-4	333-57170	10.23	3/16/2001

10.36	Norco Ground Lease and Grant of Servitudes dated as of November 1, 2000 between Shell Oil Company and Shell Epoxy Resins LLC	S-4	333-57170	10.24	3/16/2001

10.37	Amended and Restated Agreement of Sub-Lease (Pernis) dated as of November 1, 2000 between Resolution Europe B.V. (f/k/a Resolution Nederland B.V., f/k/a Shell Epoxy Resins Nederland B.V.) and Shell Nederland Raffinaderij B.V.	S-4	333-57170	10.25	3/16/2001

10.38	Amended and Restated Management Consulting Agreement dated as of May 31, 2005 between Borden Chemical, Inc. and Apollo Management V, L.P.	S-1/A	333-124287	10.66	7/15/2005

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.39	Intercreditor Agreement dated as of November 3, 2006 among Hexion Specialty Chemicals, Inc., Hexion LLC, the subsidiary parties thereto, Wilmington Trust Company as trustee and JPMorgan Chase Bank, N.A. as intercreditor agent	10-Q	001-00071	10.1	11/14/2006

10.40	Registration Rights Agreement dated as of November 3, 2006 among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance ULC, Hexion Specialty Chemicals, Inc. and subsidiary parties thereto and Credit Suisse Securities (USA) LLC and JPMorgan Securities, Inc. as initial purchasers.	10-Q	001-00071	10.2	11/14/2006

10.41	Collateral Agreement dated as of November 3, 2006 among Hexion Specialty Chemicals, Inc. and subsidiary parties thereto, and Wilmington Trust Company, as Collateral Agent.	10-K	001-00071	10.57	3/11/2009

10.42	Second Amended and Restated Collateral Agreement dated as of November 3, 2006 among Hexion LLC, Hexion Specialty Chemicals, Inc. and subsidiary parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.	10-K	001-00071	10.58	3/11/2009

10.43	Second Amended and Restated Credit Agreement with exhibits and schedules dated as of November 3, 2006 among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent, Credit Suisse, as Syndication Agent and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners.	10-Q	001-00071	10.1	8/13/2009

10.44	Incremental Facility Amendment and Amendment No. 1 with exhibits and schedules to the Second Amended and Restated Credit Agreement dated as of June 15, 2007 among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent	10-Q	001-00071	10.2	8/13/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.45	Second Incremental Facility Amendment with exhibits and schedules to the Second Amended and Restated Credit Agreement dated as of August 7, 2007 among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent	10-Q	001-00071	10.3	8/13/2009

10.46	Settlement Agreement and Release, dated December 14, 2008, among Huntsman Corporation, Jon M. Huntsman, Peter R. Huntsman, Hexion Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub, Inc., Craig O. Morrison, Leon Black, Joshua J. Harris and Apollo Global Management, LLC and certain of its affiliates	8-K	001-00071	10.1	12/15/2008

10.47	Commitment Letter dated as of March 3, 2009 among the Hexion Specialty Chemicals, Inc., Hexion LLC, Euro VI (BC) S.a.r.l., Euro V (BC) S.a.r.l. and AAA Co-Invest VI (EHS-BC) S.a.r.l.	8-K	001-00071	10.1	3/3/2009

10.48	Credit Agreement with exhibits and schedules dated as of March 3, 2009 among Hexion Specialty Chemicals, Inc., Borden Luxembourg S.a.r.l., Euro V (BC) S.a.r.l., Euro VI (BC) S.a.r.l. and AAA Co-Invest VI (EHS-BC) S.a.r.l.	10-Q	001-00071	10.4	8/13/2009

10.49	Indemnification Agreement dated as of March 3, 2009 among Apollo Management, L.P. and subsidiary parties thereto, Hexion LLC, Hexion Specialty Chemicals, Inc. and Nimbus Merger Sub Inc.	8-K	001-00071	10.3	3/3/2009

10.50	Amendment Agreement to Credit Agreement, dated as of January 25, 2010, among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited, Borden Chemical UK Limited, the Subsidiary Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.	8-K/A	001-00071	10.1	2/4/2010

10.51	Registration Rights Agreement, dated as of January 29, 2010, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.	8-K	001-00071	4.3	2/4/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.52	Third Amended and Restated Credit Agreement, dated as of January 29, 2010, among Hexion LLC, Hexion Specialty Chemicals, Inc., each subsidiary of Hexion Specialty Chemicals, Inc. from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.	8-K/A	001-00071	10.1	2/4/2010

10.53	Intercreditor Agreement, dated as of January 29, 2010, by and among JPMorgan Chase Bank, as intercreditor agent, Wilmington Trust FSB, as trustee and collateral agent, Hexion LLC, Hexion Specialty Chemicals, Inc. and certain subsidiaries.	8-K/A	001-00071	10.1	2/4/2010

10.54	Joinder and Supplement to Intercreditor Agreement dated January 29, 2010, by and among Wilmington Trust FSB, as trustee under the Indenture, JPMorgan Chase Bank, as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent and as second-priority agent, Hexion LLC, Hexion Specialty Chemicals, Inc. and each subsidiary of Hexion Specialty Chemicals, Inc. from time to time party thereto.	8-K	001-00071	10.3	2/4/2010

10.55	Notes Collateral Agreement dated and effective as of January 29, 2010, among Hexion Specialty Chemicals, Inc., each Subsidiary Party thereto and Wilmington Trust FSB, as collateral agent.	8-K	001-00071	10.4	2/4/2010

10.56	SUPPLEMENT dated as of June 4, 2010, to the U.S. Guarantee Agreement dated as of May 31, 2005, among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Domestic Subsidiary Loan Party party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined therein).	8-K	001-00071	10.1	6/9/2010

10.57	SUPPLEMENT dated as of June 4, 2010, to the Foreign Guarantee Agreement dated as of May 31, 2005, among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Foreign Subsidiary Loan Party party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined therein).	8-K	001-00071	10.2	6/9/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.58	SUPPLEMENT dated as of June 4, 2010, to the Third Amended and Restated Collateral Agreement dated as of January 29, 2010, among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative (in such capacity, the “Applicable First Lien Representative”) for the Secured Parties (as defined therein).	8-K	001-00071	10.3	6/9/2010

10.59	SUPPLEMENT dated as of June 4, 2010, to the Collateral Agreement dated as of January 29, 2010, among HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and WILMINGTON TRUST FSB, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).	8-K	001-00071	10.4	6/9/2010

10.60	SUPPLEMENT dated as of June 4, 2010, to the Collateral Agreement dated as of November 3, 2006, among HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and WILMINGTON TRUST COMPANY, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).	8-K	001-00071	10.5	6/9/2010

10.61	Registration Rights Agreement dated as of November 5, 2010 among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance ULC, the Company and subsidiary parties thereto and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., UBS Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., BMO Capital Markets Corp and JPMorgan Securities LLC, as initial purchasers.	8-K	001-00071	4.2	11/12/2010

10.62	Registration Rights Agreement, dated November 5, 2010, among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, the Guarantors, including the Company, and Euro VI (BC) S.a r.l.	8-K	001-00071	4.3	11/12/2010

10.63	Third Joinder and Supplement to Intercreditor Agreement, dated as of November 5, 2010, by and among JPMorgan Chase Bank, as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent, Hexion LLC, the Company and certain of its subsidiaries.	8-K	001-00071	10.1	11/12/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.64	Joinder and Supplement to Collateral Agreement dated November 5, 2010 among the Company and subsidiary parties thereto, and Wilmington Trust Company, as trustee and collateral agent.	8-K	001-00071	10.2	11/12/2010

10.65	Supplement, dated as of December 15, 2010 to the Foreign Guarantee Agreement, dated as of May 31, 2005 among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., each Foreign Subsidiary Loan Party party thereto and JP Morgan Chase Bank, as administrative agent for the Lenders.	8-K	001-00071	10.1	12/15/2010

10.66	Shared Services agreement, dated as of October 1, 2010, by and among Hexion Specialty Chemicals, Inc. and Momentive Performance Materials Inc., and the other Persons party thereto	10-K	001-00071	10.68	2/28/2011

10.67	Purchase and Sale Agreement, dated November 30, 2010, by and between Momentive Specialty Chemicals Inc. and Harima Chemicals, Inc.	8-K	001-00071	2.01	2/4/2011

10.68‡	Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan	S-4	333-172943	10.69	3/18/2011

10.69‡	Form of Restricted Deferred Unit Award Agreement of Momentive Performance Materials Holdings LLC	S-4	333-172943	10.7	3/18/2011

10.70‡	Form of Unit Option Agreement of Momentive Performance Materials Holdings LLC	S-4	333-172943	10.71	3/18/2011

10.71‡	Form of Director Unit Option Agreement of Momentive Performance Materials Holdings LLC	S-4	333-172943	10.72	3/18/2011

10.72‡	Management Investor Rights Agreement, dated as of February 23, 2011 by and among Momentive Performance Materials Holdings LLC and the Holders	S-4	333-172943	10.73	3/18/2011

10.73	Amended and Restated Shared Services Agreement dated March 17, 2011 by and among Momentive Performance Materials Inc., its subsidiaries, and Momentive Specialty Chemicals Inc.	8-K	001-00071	10.1	3/17/2011

10.74	Master Confidentiality and Joint Development Agreement entered into on March 17, 2011 by and between Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc.	8-K	001-00071	10.2	3/17/2011

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.75‡	Momentive Performance Materials Holdings LLC 2011 Incentive Compensation Plan	10-Q	001-00071	10.1	5/13/2011

10.76	Amendment Two to Second Amended and Restated Norco Site Services, Utilities, Materials and Facilities Agreement dated January 1, 2011 between Shell Chemical L.P. and Momentive Specialty Chemicals Inc.	10-Q	001-00071	10.2	5/13/2011

10.77	Third Incremental Facility Amendment, dated as of May 18, 2011, by and among Momentive Specialty Chemicals Inc., the other borrowers named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.	8-K	001-00071	10.1	5/23/2011

10.78	Registration Rights Agreement, dated as March 14, 2012, by and among Hexion U.S. Finance Corp., Momentive Specialty Chemicals Inc., the other guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers.	8-K	001-00071	4.2	3/20/2012

10.79	Incremental Assumption Agreement, dated as of March 14, 2012, among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., Momentive Specialty Chemicals Canada Inc., Momentive Specialty Chemicals B.V., Borden Chemical UK Limited, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.	8-K	001-00071	10.1	3/20/2012

10.80	First Lien Intercreditor Agreement, dated as of March 14, 2012, among JPMorgan Chase Bank N.A., as collateral agent and administrative agent, Wilmington Trust, National Association, as initial other authorized representative, and each additional authorized representative from time to time party thereto.	8-K	001-00071	10.2	3/20/2012

10.81	Joinder and Supplement to Intercreditor Agreement dated, January 29, 2010, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank N.A., as intercreditor agent, Wilmington Trust, National Association, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and each subsidiary of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.4	3/20/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.82	Fourth Joinder and Supplement to Intercreditor Agreement, dated as of March 14, 2013, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank N.A., as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and each subsidiary of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.5	3/20/2012

10.83‡	Momentive Performance Materials Holdings LLC 2012 Incentive Compensation Plan	10-Q	001-00071	10.1	5/8/2012

10.84‡	First Amended Resolution Specialty Materials Inc. 2004 Stock Option Plan	10-Q	001-00071	10.1	11/13/2012

10.85‡	First Amended Hexion LLC 2007 Long-Term Incentive Plan	10-Q	001-00071	10.2	11/13/2012

10.86	Registration Rights Agreement, dated as January 14, 2013, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Momentive Specialty Chemicals Inc., the other guarantors party thereto and Credit Suisse Securities (USA) LLC	8-K	001-00071	4.2	1/18/2013

10.87	Amendment to Third Amended and Restated Credit Agreement, dated as of January 14, 2013, among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., Momentive Specialty Chemicals Canada Inc., Momentive Specialty Chemicals B.V., Momentive Specialty Chemicals UK Limited, Borden Chemical UK Limited, the lenders party thereto from time to time, JPMorgan Chase Bank N.A., as administrative agent for the lenders and the other parties named therein.	8-K	001-00071	10.1	1/18/2013

10.88	Fifth Joinder and Supplement to Intercreditor Agreement, dated January 14, 2013, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank N.A., as intercreditor agent, Wilmington Trust, National Association, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and each subsidiary of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.2	1/18/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.89	Asset-Based Revolving Credit Agreement, dated as of March 28, 2013, by and among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., as U.S. borrower, Momentive Specialty Chemicals Canada Inc., as Canadian borrower, Momentive Specialty Chemicals B.V., as Dutch borrower, Momentive Specialty Chemicals UK Limited and Borden Chemical UK Limited, as U.K. borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and initial issuing bank.	8-K	001-00071	10.1	4/3/2013

10.90	ABL Intercreditor Agreement, dated as of March 28, 2013, by and among JPMorgan Chase Bank, N.A., as the ABL facility collateral agent, Wilmington Trust, National Association, as applicable first-lien agent and first-lien collateral agent, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.2	4/3/2013

10.91	Collateral Agreement, dated as of March 28, 2013, by and among Momentive Specialty Chemicals Inc., subsidiaries of Momentive Specialty Chemicals Inc. party thereto and JPMorgan Chase Bank, N.A. as collateral agent.	8-K	001-00071	10.3	4/3/2013

10.92	Collateral Agreement, dated as of March 28, 2013, by and among Momentive Specialty Chemicals Inc., subsidiaries of Momentive Specialty Chemicals Inc. party thereto and Wilmington Trust, National Association, as collateral agent.	8-K	001-00071	10.4	4/3/2013

10.93	Third Joinder and Supplement to 1.5 Lien Intercreditor Agreement, dated as of March 28, 2013, by and among JPMorgan Chase Bank, N.A., as ABL credit agreement agent, former intercreditor agent and new intercreditor agent, Wilmington Trust, National Association, as 1.5 lien trustee, Wilmington Trust, National Association, as first lien trustee, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.5	4/3/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

10.94	Joinder and Supplement to Second Lien Intercreditor Agreement, dated as of March 28, 2013, among JPMorgan Chase Bank, N.A., as ABL credit agreement agent, former intercreditor agent and new intercreditor agent, Wilmington Trust Company, as second-lien trustee, Wilmington Trust, National Association, as 1.5 lien trustee, Wilmington Trust, National Association, as first lien trustee, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.	8-K	001-00071	10.6	4/3/2013

10.95	Amendment No. 1 to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan	8-K	001-00071	10.1	3/6/2013

10.96	Form of Restricted Deferred Unit Agreement of Momentive Performance Materials Holdings LLC	8-K	001-00071	10.2	3/6/2013

10.97	Form of Unit Option Agreement of Momentive Performance Materials Holdings LLC	8-K	001-00071	10.3	3/6/2013

10.98‡	Momentive Performance Materials Holdings LLC 2013 Incentive Compensation Plan	10-K	001-00071	10.91	4/1/2013

10.99‡	Momentive Performance Materials Holdings LLC 2012 Long-Term Cash Incentive Plan	10-K	001-00071	10.92	4/1/2013

10.100‡	Special recognition bonus letter to Dale Plante dated November 15, 2011	10-K	001-00071	10.94	4/1/2013

12.1	Statement regarding Computation of Ratios	S-4	333-189575	12.1	6/25/2013

18.1	Letter from PricewaterhouseCoopers, dated February 28, 2011 regarding preferability of a change in accounting principle	10-K	001-00071	18.1	2/28/2011

21.1	List of Subsidiaries of Momentive Specialty Chemicals Inc.	10-K	001-00071	21.1	4/1/2013

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm					X

23.2	Consent of Paul, Weiss, Rifkind, Wharton and Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)	S-4	333-189575	5.1/8.1	6/25/2013

23.3	Consent of Connell Foley LLP (included in Exhibit 5.2 to this Registration Statement)					X

24.1	Powers of Attorney of the Directors and Officers of the Registrants (included in signature pages)	S-4	333-189575	24.1	6/25/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

25.1	Form T-1 (Wilmington Trust, National Association)	S-4	333-189575	25.1	6/25/2013

99.1	Form of Letter of Transmittal	S-4	333-189575	99.1	6/25/2013

99.2	Form of Notice of Guaranteed Delivery	S-4	333-189575	99.2	6/25/2013

99.3	Form of Letter to Brokers	S-4	333-189575	99.3	6/25/2013

99.4	Form of Letter to Clients	S-4	333-189575	99.4	6/25/2013

101.INS*	XBRL Instance Document	S-4	333-189575	101.INS	6/25/2013

101.SCH*	XBRL Schema Document	S-4	333-189575	101.SCH	6/25/2013

101.CAL*	XBRL Calculation Linkbase Document	S-4	333-189575	101.CAL	6/25/2013

101.LAB*	XBRL Label Linkbase Document	S-4	333-189575	101.LAB	6/25/2013

101.PRE*	XBRL Presentation Linkbase Document	S-4	333-189575	101.PRE	6/25/2013

101.DEF*	XBRL Definition Linkbase Document	S-4	333-189575	101.DEF	6/25/2013